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                                                                    Exhibit 99.2


       TERAYON STRENGTHENS DIGITAL VIDEO SOLUTIONS GROUP WITH ADDITION OF
              MICHAEL ADAMS AS VP OF VIDEO ARCHITECTURE TECHNOLOGY

Santa Clara, California - January 12, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading innovator of intelligent broadband access, today announced the appointment of cable industry veteran Michael Adams to the new role of Vice President, Video Architecture Technology. In this role, Adams will be responsible for leveraging Terayon's leading-edge broadband data, video and voice technologies to develop new architectures for the delivery of advanced video services. Adams will work closely with Shlomo Rakib, Terayon's Chief Technology Officer, and Jeff Barco, Vice President and General Manager of Terayon's Digital Video Solutions Group.

      Adams comes to Terayon with more than 20 years experience in network technologies and more than 10 years with Time Warner Cable in a variety of executive and senior engineering roles. A recognized expert in broadband data and video technologies, Michael is noted for architecting Time Warner's Pegasus Digital Cable service, the industry's first real-time, two-way, interactive digital television system. Prior to joining Terayon, Adams was Vice President of Broadband Technology Development and Vice President of Engineering for Time Warner's Road Runner division.

      "Michael's proven visionary, engineering and organizational skills make him an excellent addition to our team and the ideal person to develop architectures for a new generation of video services," said Shlomo Rakib. "Michael's arrival continues our efforts to strengthen our team with industry veterans in order to capitalize on growth opportunities in the cable industry."

      "I am glad to be a part of the Terayon team and I am looking forward to working closely with Shlomo and Jeff," said Michael Adams. "I was attracted to Terayon because of its pioneering work in developing many of the digital video applications in use today - including digital-into-digital ad insertion and HD rate shaping - and I am excited to play an active role in developing new applications."

      "Having Michael come on board clearly shows Terayon's ongoing commitment to leading in the digital video space with superior solutions and products that enable new services and applications," said Jeff Barco. "Of the many talents Michael brings to Terayon, it is his

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ability to see from the perspective of an MSO that makes him such an invaluable asset to Terayon as we deploy our DMs today and our future products and solutions tomorrow."

      Adams will moderate several panels this week at the SCTE's (Society of Cable Telecommunications Engineers) 2004 Conference on Emerging Technologies in Dallas. The panels include "Standard Definition, High Definition and Web Definition" and "Consumer Devices and OCAP."

ABOUT TERAYON

      Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon is on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements and assumptions by Terayon that involve risks and uncertainties, including Terayon's ability to access capital markets. Actual future events and circumstances could differ materially from those set forth in these statements due to various factors. These factors include possible changes in capital market conditions or in our business, prospects, results of operations or financial condition and other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission. Terayon assumes no obligation to update this information.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.